Exhibit 99.1

NAVIGANT REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

CHICAGO, April 29, 2014 – Navigant (NYSE:NCI) today announced financial results for the first quarter ended March 31, 2014.

Financial Summary and Highlights:

•	First quarter 2014 revenues before reimbursements (RBR) of $175.1 million and total revenues of $197.7 million.

•	Net income from continuing operations of $10.4 million or $0.21 per share; adjusted EPS of $0.20; adjusted EBITDA of $22.3 million.

•	Free cash flow of $18.5 million.

•	Repurchased 408,992 shares of common stock in first quarter 2014 at an average cost of $18.07 per share.

•	Reiterates financial outlook for 2014.

Navigant reported first quarter 2014 RBR of $175.1 million compared to $183.1 million for first quarter 2013. Total revenues for the Company were $197.7 million for first quarter 2014 compared to $209.5 million for first quarter 2013. Net income from continuing operations for first quarter 2014 was $10.4 million, or $0.21 per share, compared to $13.1 million, or $0.26 per share, in the prior year quarter. Adjusted EPS was $0.20 for first quarter 2014 compared to $0.26 for first quarter 2013. Adjusted EBITDA was $22.3 million for first quarter 2014 compared to $29.0 million. Adjusted EBITDA margin (adjusted EBITDA as a percentage of RBR) was 13% for first quarter 2014.

“Our first quarter results positioned us to deliver on our previously stated financial objectives for the company for the 2014 full year. First quarter 2014 RBR was similar to fourth quarter 2013 RBR as we had anticipated, and our profit margins reflected investments we made in expertise and capabilities in both organic and external growth initiatives,” commented Julie Howard, Chief Executive Officer. “While RBR was on target overall for the company, our Energy segment experienced slower growth than expected. We believe the Energy segment will regain its growth momentum with the addition of a new leader who is focused on realigning certain offerings against demand.”

Segment Financial Summary

	For the quarter ended March 31,
	2014	2013	Change
RBR ($000)
Disputes, Investigations & Economics	$76,032	$76,975	-1.2%
Financial, Risk & Compliance	31,411	37,641	-16.6%
Healthcare	44,735	43,583	2.6%
Energy	22,878	24,935	-8.2%

Total Company	$175,056	$183,134	-4.4%

Total Revenues ($000)
Disputes, Investigations & Economics	$82,084	$83,458	-1.6%
Financial, Risk & Compliance	37,998	47,329	-19.7%
Healthcare	50,366	49,191	2.4%
Energy	27,300	29,521	-7.5%

Total Company	$197,748	$209,499	-5.6%

Segment Operating Profit ($000)
Disputes, Investigations & Economics	$24,718	$25,817	-4.3%
Financial, Risk & Compliance	13,468	14,147	-4.8%
Healthcare	14,029	15,804	-11.2%
Energy	6,487	8,796	-26.3%

Total Company	$58,702	$64,564	-9.1%

Segment Operating Margin (% of RBR)
Disputes, Investigations & Economics	32.5%	33.5%
Financial, Risk & Compliance	42.9%	37.6%
Healthcare	31.4%	36.3%
Energy	28.4%	35.3%

Total Company	33.5%	35.3%

Healthcare RBR increased 3% year-over-year for first quarter 2014, all of which was organic. Segment operating profit was 11% lower compared to first quarter 2013. The first quarter 2014 growth rate was impacted by two large government engagements in the prior year period, which were completed in fourth quarter 2013, while certain new engagements started later in the first quarter than anticipated. In addition, severe weather in first quarter 2014 had a short-term impact on RBR and operating profit. Costs associated with growth initiatives also impacted segment operating profit in the quarter. Navigant expects the segment to ramp up throughout the year as the ongoing transformation of the healthcare industry continues to drive demand for consulting services from health systems, physician practice groups, payer organizations, government, and life sciences companies.

Financial, Risk & Compliance RBR decreased 17% year-over-year for first quarter 2014 reflecting a significant decrease in contribution from mortgage servicing review engagements in the prior year period and a planned reduced contribution from restructuring services in 2014.

Regulatory compliance work increased in the 2014 first quarter compared to first quarter 2013 particularly in anti-money laundering consulting services. A robust regulatory environment continues to create opportunities for Navigant as the financial services industry seeks to implement required compliance measures. Segment operating profit declined 5% year-over-year while segment operating margin increased to 43% in first quarter 2014.

Energy RBR for first quarter 2014 declined 8% and segment operating profit decreased 26% compared to first quarter 2013. While overall energy demand remained strong, segment performance reflected a slower-than-anticipated rebound in one service line. Under new leadership since January, the Energy segment is expected to generate solid year-over-year growth in 2014, albeit at lower levels than previously forecast.

Disputes, Investigations & Economics RBR for first quarter 2014 was largely comparable with the prior year period, with a modest decrease of 1%. Segment operating profit declined 4% compared to the same period of 2013. Positive trends in RBR from areas such as international arbitration and improving performance in legal technology services offset lower RBR from economics engagements.

Cash Flow

Free cash flow was $18.5 million for first quarter 2014 compared to $21.9 million for the same period in 2013. The decrease was due largely to increased capital spending, primarily on technology infrastructure investments. DSO was 78 days as of March 31, 2014 compared to 77 days at March 31, 2013.

Bank debt was $120.8 million at March 31, 2014, a 27% reduction compared to March 31, 2013 debt. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) improved to 1.03 at March 31, 2014 compared to 1.48 at March 31, 2013. The Company increased bank debt during first quarter 2014 reflecting the timing of annual incentive compensation payments and a normal seasonal increase in accounts receivable.

Navigant repurchased 408,992 shares of common stock during first quarter 2014 at an aggregate cost of $7.4 million and an average cost of $18.07 per share. As of March 31, 2014, $92.6 million remained on the Company’s share repurchase authorization.

Lucinda (Cindy) Baier, Executive Vice President and Chief Financial Officer, commented, “With a strong balance sheet and healthy cash flows, we continue to demonstrate financial discipline which provides us with the financial flexibility to invest in our businesses to drive organic growth and pursue external opportunities.”

2014 Outlook

Navigant reiterated its full year 2014 outlook of RBR in the range of $735 and $775 million with 2014 total revenues estimated in the range of $810 and $850 million. Adjusted EBITDA is expected to range between $120 and $130 million and adjusted EPS is estimated to be between $1.03 and $1.13.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call Details

Julie Howard and Cindy Baier will host a conference call to discuss the Company’s first quarter 2014 results at 10:00 a.m. Eastern Time on Tuesday, April 29, 2014. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.790.1863 (312.470.7051 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Paul Longhini

Investor Relations

312.583.5836

plonghini@navigant.com

###

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data (1))

(Unaudited)

	For the quarter ended
	March 31,
	2014	2013
Revenues:
Revenues before reimbursements	$175,056	$183,134
Reimbursements	22,692	26,365

Total revenues	197,748	209,499
Costs of services:
Cost of services before reimbursable expenses	120,128	123,052
Reimbursable expenses	22,692	26,365

Total costs of services	142,820	149,417
General and administrative expenses	33,102	32,566
Depreciation expense	4,309	3,730
Amortization expense	1,362	1,698
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	(1,160)	—
Office consolidation, net	—	208
Gain on disposition of assets	—	(1,715)

Operating income	17,315	23,595
Interest expense	838	1,225
Interest income	(89)	(163)
Other (income) expense, net	82	(148)

Income from continuing operations before income tax expense	16,484	22,681
Income tax expense	6,114	9,566

Net income from continuing operations	10,370	13,115
Income from discontinued operations, net of tax	509	683

Net income	$10,879	$13,798

Basic per share data
Net income from continuing operations	$0.21	$0.26
Income from discontinued operations, net of tax	$0.01	$0.01

Net income	$0.22	$0.27

Shares used in computing basic per share data	48,906	50,295
Diluted per share data
Net income from continuing operations	$0.21	$0.26
Income from discontinued operations, net of tax	$0.01	$0.01

Net income	$0.22	$0.27

Shares used in computing diluted per share data	50,477	51,360

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AND SELECTED DATA

(In thousands, except DSO data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,738	$1,968
Accounts receivable, net	186,519	167,066
Prepaid expenses and other current assets	27,257	24,554
Deferred income tax assets	12,799	17,314

Total current assets	229,313	210,902
Non-current assets:
Property and equipment, net	44,182	44,338
Intangible assets, net	9,402	10,778
Goodwill	615,358	615,343
Other assets	24,328	22,836

Total assets	$922,583	$904,197

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,973	$13,415
Accrued liabilities	10,978	12,691
Accrued compensation-related costs	37,301	78,610
Income tax payable	—	1,137
Other current liabilities	24,884	32,009

Total current liabilities	84,136	137,862
Non-current liabilities:
Deferred income tax liabilities	89,399	86,571
Other non-current liabilities	25,115	26,016
Bank debt non-current	120,835	56,673

Total non-current liabilities	235,349	169,260

Total liabilities	319,485	307,122

Stockholders’ equity:
Common stock	63	63
Additional paid-in capital	602,106	598,724
Treasury stock	(255,268)	(247,106)
Retained earnings	265,614	254,735
Accumulated other comprehensive loss	(9,417)	(9,341)

Total stockholders’ equity	603,098	597,075

Total liabilities and stockholders’ equity	$922,583	$904,197

Selected Data
Days sales outstanding, net (DSO)	78	65

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the quarter ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$10,879	$13,798
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	4,309	3,730
Accelerated depreciation - office consolidation	—	208
Amortization expense	1,362	1,698
Amortization expense - client-facing software	64	73
Share-based compensation expense	2,714	2,545
Accretion of interest expense	164	219
Deferred income taxes	7,243	7,022
Allowance for doubtful accounts receivable	880	255
Contingent acquisition liability adjustments, net	(1,160)	—
Gain on disposition of assets	—	(1,715)
Gain on disposition of discontinued operations	(509)	—
Changes in assets and liabilities (net of acquisitions and dispositions):
Accounts receivable	(20,350)	(16,944)
Prepaid expenses and other assets	(2,723)	1,397
Accounts payable	(2,451)	70
Accrued liabilities	(1,223)	(1,373)
Accrued compensation-related costs	(41,322)	(42,072)
Income taxes payable	(1,076)	(5,544)
Other liabilities	(4,509)	4,713

Net cash used in operating activities	(47,708)	(31,920)
Cash flows from investing activities:
Purchases of property and equipment	(6,492)	(3,680)
Acquisitions of businesses, net of cash acquired	(1,500)	—
Proceeds from dispositions, net of selling costs	824	15,607
Capitalized client-facing software	(828)	(1,368)

Net cash (used in) provided by investing activities	(7,996)	10,559

Cash flows from financing activities:
Issuances of common stock	1,019	1,071
Repurchase of common stock	(7,391)	(6,194)
Payments of contingent acquisition liabilities	(107)	(2,000)
Repayments to banks	(68,398)	(102,680)
Borrowings from banks	132,354	134,114
Other, net	(1,009)	(945)

Net cash provided by financing activities	56,468	23,366

Effect of exchange rate changes on cash and cash equivalents	6	(118)

Net increase in cash and cash equivalents	770	1,887
Cash and cash equivalents at beginning of the period	1,968	1,052

Cash and cash equivalents at end of the period	$2,738	$2,939

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (2)

(In thousands, except per share data)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and	For the quarter ended
adjusted Earnings Per Share (3)	March 31,
	2014	2013
Severance expense	$505	$1,434
Income tax benefit (4)	(199)	(425)

Net income impact of severance expense	$306	$1,009

Other operating benefit - contingent acquisition liability adjustment	$(1,160)	$—
Income tax expense (4)	468	—

Net income impact of other operating benefit - contingent acquisition liability adjustment	$(692)	$—

Other operating costs - office consolidation	$—	$208
Income tax benefit (4)	—	(84)

Net income impact of other operating costs - office consolidation	$—	$124

Other operating benefit - gain on disposition of assets	$—	$(1,715)
Income tax expense (4)	—	692

Net income impact of other operating benefit - gain on disposition of assets	$—	$(1,023)

EBITDA reconciliation:
Operating income	$17,315	$23,595
Depreciation expense	4,309	3,730
Accelerated depreciation - office consolidation	—	208
Amortization expense	1,362	1,698

EBITDA	$22,986	$29,231
Severance expense	505	1,434
Other operating benefit - contingent acquisition liability adjustment	(1,160)	—
Other operating benefit - gain on disposition of assets	—	(1,715)

Adjusted EBITDA	$22,331	$28,950

Net income from continuing operations	$10,370	$13,115
Net income impact of severance expense	306	1,009
Net income impact of other operating benefit - contingent acquisition liability adjustment	(692)	—
Net income impact of other operating costs - office consolidation	—	124
Net income impact of other operating benefit - gain on disposition of assets	—	(1,023)

Adjusted net income	$9,984	$13,225

Shares used in computing diluted per share data	50,477	51,360
Adjusted earnings per share	$0.20	$0.26

	For the quarter ended
Free Cash Flow (5)	March 31,
	2014	2013
Net cash used in operating activities	$(47,708)	$(31,920)
Changes in assets and liabilities	73,654	59,753
Allowance for doubtful accounts receivable	(880)	(255)
Purchases of property and equipment	(6,492)	(3,680)
Payments of contingent acquisition liabilities	(107)	(2,000)

Free Cash Flow	$18,467	$21,898

	At
Leverage Ratio (6)	March 31,
	2014	2013
Adjusted EBITDA for prior twelve-month period	$117,454	$111,333
Bank debt	$120,835	$164,656
Leverage ratio	1.03	1.48

Footnotes

(1)	Per share data may not sum due to rounding.
(2)	During the year ended December 31, 2013, the United Kingdom financial services advisory business was sold. The results of operations from this business are presented as discontinued operations. All non-GAAP financial measures are presented on a continuing operations basis unless otherwise noted.
(3)	EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude the net income and per share net income impact of discontinued operations, severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(4)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(5)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(6)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.